EXHIBIT 4.3


No. W                                 VOID AFTER August     2002
     -------                                            ---,

                                 WARRANTS
                         -------

     REDEEMABLE [Series 1] [Series 2] WARRANT CERTIFICATE TO
                PURCHASE ONE SHARE OF COMMON STOCK

                     THERMOENERGY CORPORATION

                                                          CUSIP #
                                                        ---------
THIS CERTIFIES THAT, FOR VALUE RECEIVED

or its registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value, of ThermoEnergy Corporation, an Arkansas corporation (the
"Company"), at any time between August   , 1997 (the "Initial
Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of [ChaseMellon Shareholder Services,] as Warrant Agent, or its successor (the "Warrant
Agent"), accompanied by payment of $     per share, subject to
adjustment (the "Exercise Price'), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the
"Warrant Agreement"), dated August    , 1997, by and between the
Company, National Securities Corporation ("National") and the
Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on the date which is five (5) years after the Initial Warrant Exercise Date. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act'), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant, at any time commencing
after August    , 1998, provided that the average closing bid
price for the Common Stock as reported by the Nasdaq SmallCap Market, if the Common Stock is then traded on the Nasdaq SmallCap Market (or the average closing sale price, if the Common Stock is then traded on the Nasdaq National Market or a national
securities exchange), shall have equalled or exceeded $     per
share for any twenty (20) trading days within a period of thirty
(30) consecutive trading days ending on the fifth trading day prior to the Notice of Redemption, as defined below (subject to adjustment in the event of any stock splits or other similar events) and National has given its prior written consent to such redemption. Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth day before the date fixed for redemption, or as provided in the Warrant Agreement.
On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.

     Upon certain circumstances, National may be entitled to receive an aggregate of five percent (5%) of the Exercise Price of the Warrants represented hereby, if it is engaged as a Warrant solicitation agent by the Company.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of laws.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: August    , 1997

[SEAL]                         THERMOENERGY CORPORATION

                               By:
                                  --------------------------
                                  Name:  P.L. Montesi
                                  Title: President




                               By:
                                  ---------------------------
                                  Dennis Cossey


COUNTERSIGNED:

CHASEMELLON SHAREHOLDER SERVICES
as Warrant Agent

By:
   -----------------------------
   Authorized Officer



                        SUBSCRIPTION FORM

             To Be Executed by the Registered Holder
                  in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects
to exercise         Warrants represented by this Warrant
Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

                  PLEASE INSERT SOCIAL SECURITY
                   OR OTHER IDENTIFYING NUMBER

              -------------------------------------

              -------------------------------------

              -------------------------------------
             (please print or type name and address)

and be delivered to


              -------------------------------------

              -------------------------------------

              -------------------------------------
             (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant
Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


            IMPORTANT:  PLEASE COMPLETE THE FOLLOWING


1.     The exercise of this Warrant was solicited by:

       -------------------------------------.              [   ]


2.     The exercise of this Warrant was not solicited.     [   ]



Dated:
      ----------------------------




                                  ------------------------------

                                  ------------------------------
                                  Address

                                  ------------------------------
                                  Social Security or Taxpayer
                                  Identification Number


                                  ------------------------------
                                  Signature Guaranteed

                                  ------------------------------


                            ASSIGNMENT

             To Be Executed by the Registered Holder
                   in Order to Assign Warrants


     FOR VALUE RECEIVED,                      , hereby sells,
assigns and transfers unto

                 PLEASE INSERT SOCIAL SECURITY OR
                     OTHER IDENTIFYING NUMBER

                 --------------------------------

                 --------------------------------

                 --------------------------------

                 --------------------------------
             (please print or type name and address)
                        of the Warrants represented by this
Warrant Certificate, and hereby irrevocably constitutes and
appoints                      Attorney to transfer this Warrant
Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
      ---------------------

                                 ----------------------------
                                 Signatured Guaranteed


                                 ----------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.